Exhibit 5.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

North American Palladium Ltd.:

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of:

Our auditors’ report dated February 25, 2009 on the balance sheets of Cadiscor Resources Inc. as at December 31, 2008 and 2007, and the statements of deferred expenditures, operations, comprehensive loss and deficit and cash flows for each of the years in the two year period ended December 31, 2008.

/s/ Petrie Raymond LLP

Limited Liability Partnership

Chartered Accountants

Montreal, Canada

February 9, 2010